SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 25, 2008
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32878	75-2896356
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of Principal	(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement.
     On September 25, 2008, Penson Financial Services, Inc. (“PFSI”), the US securities clearing subsidiary of Penson Worldwide, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Remote Processing Agreement between PFSI and SunGard Financial Systems, LLC (“SunGard”) dated July 10, 1995, as amended (the “Processing Agreement”). The Amendment, among other things, sets forth certain facilities management services (the “FM Services”) to be provided by SunGard, including the provision of a dedicated HP non-stop processing platform for the core Phase 3 application, and amends the current service level addendum to the Processing Agreement. The Amendment also includes new pricing terms that will take effect upon the earlier of the date PFSI begins using the new FM Services and 45 calendar days after the date on which SunGard makes the FM Services available for live processing and shall be effective for five years from the date the pricing changes take effect. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Company’s Form 10-Q for the quarter ended September 30, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date: October 1, 2008	/s/ Philip A. Pendergraft

Name: Philip A. Pendergraft
Title: Chief Executive Officer